UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  September 9, 2010

CHINA INFRASTRUCTURE INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34150	88-0484183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province The People’s Republic of China
(Address of principal executive offices)

Registrant's telephone number, including area code:	(001) 86-375-2754377

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.

On September 9, 2010, China Infrastructure Investment Corporation (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) advising that for the previous 30 consecutive business days, the closing bid price of the Company’s common stock was below the minimum $1.00 per share requirement for continued listing on NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2).  This notification has no effect on the listing of the Company’s common stock at this time.

NASDAQ stated in its letter that in accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the company will be provided 180 calendar days, or until March 8, 2011, to regain compliance with the minimum bid price requirement.  The NASDAQ letter also states that if, at any time before March 8, 2011, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the NASDAQ staff will provide the Company with written notification that is has achieved compliance with the minimum bid price requirement.

If the Company does not regain compliance with the minimum bid price requirement by March 8, 2011, the NASDAQ staff will provide the Company with written notification that the Company’s common stock will be delisted from the NASDAQ Capital Market.  At that time, the Company may appeal the delisting determination to a NASDAQ Listing Qualification Panel pursuant to the applicable NASDAQ rules.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2010	CHINA INFRASTRUCTURE INVESTMENT CORPORATION

	By:	/s/ Li Xipeng
	Name:	Li Xipeng
	Its:	Chief Executive Officer